Exhibit 99.1

Corbus Pharmaceuticals Reports Third Quarter 2021 Financial Results and Provides Corporate Updates

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Company continues to advance integrin program from preclinical development toward the clinic
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Expanding pipeline through strategic transactions remains key priority
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Cash and investments on hand of $108 million sufficient to support execution of research, clinical and operational goals into the first quarter of 2024

Norwood, MA, November 12, 2021 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, today provided corporate updates and reported financial results for the third quarter of 2021.

Key Programs' Updates:

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Anti-integrin monoclonal antibody (mAb) program targeting solid tumors continues to advance toward the clinic with first patient dosed anticipated in first half of 2023 following filing of an IND. The solid tumor program is focused on inhibiting αvβ8-activation of diffusible and non-diffusible TGFβ, a multifunctional cytokine which mediates immune evasion and plays a key role in promoting cancer growth and metastasis via its immunosuppressive effects in the tumor microenvironment (TME).
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Lenabasum: Topline data from the National Institutes of Health-sponsored Phase 2 study of lenabasum in systemic lupus erythematosus is on track and expected in Q4 2021. The Company is also working on gaining clarity from the FDA on the potential path forward in the dermatomyositis program.
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Cannabinoid receptor type 1 (CB1) small molecule program is progressing through preclinical studies and regulatory pathway evaluation. Corbus’ CB1 inverse agonists are in development for treatment of obesity and related metabolic diseases. In animal models of diet-induced obesity, Corbus compounds induce weight loss both as a monotherapy and in combination with a GLP-1 agonist.

Yuval Cohen, Ph.D., Chief Executive Officer said, “The third quarter was productive for Corbus as we advanced our lead programs toward the clinic. It is exciting to see the developments in integrin biology and begin to appreciate the potential impact of our program. We have the operating capabilities in place and are in a strong financial position to execute our strategy to progress our diversified pipeline.”

The Company is continuing to explore development pathways for its cannabinoid receptor type 2 (CB2) program targeting cancer and anti-integrin mAb program targeting fibrosis.

Financial Results for First Quarter Ended September 30, 2021:

Revenue from awards and licenses was approximately $97,000 for the three months ended September 30, 2021, compared to approximately $1,231,000 in the comparable period in 2020.

Operating expenses decreased by $21.2 million to approximately $14.0 million for the three months ended September 30, 2021, compared to $35.2 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

The Company reported a net loss of approximately $2.2 million, or a net loss per diluted share of $0.02, for the three months ended September 30, 2021, compared to a net loss of approximately $34.9 million, or a net loss per diluted share of $0.43, for the same period in 2020.

As of September 30, 2021, the company has $108 million of cash and investments on hand which is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is committed to connecting innovation to our purpose of improving lives by developing new medicines that target inflammation, fibrosis, metabolism and immuno-oncology, by building upon our underlying expertise in immunology. Corbus’ current pipeline includes small molecules that activate or inhibit the endocannabinoid system and anti-integrin monoclonal antibodies that block activation of TGFβ. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Contacts:

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Investors: ir@corbuspharma.com

Media: mediainfo@corbuspharma.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,118,654	$85,433,441
Marketable securities	69,744,151	—
Restricted cash	192,475	350,000
Stock subscriptions receivable	—	960,033
Prepaid expenses and other current assets	2,111,858	3,712,861
Contract asset	2,500,000	1,618,296
Total current assets	111,667,138	92,074,631
Restricted cash	477,425	669,900
Property and equipment, net	2,652,828	4,067,837
Operating lease right of use assets	4,776,571	5,248,525
Other assets	—	234,038
Total assets	$119,573,962	$102,294,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$710,158
Accounts payable	2,545,919	7,381,183
Accrued expenses	13,368,133	22,005,432
Derivative liability	126,857	797,000
Operating lease liabilities, current	1,102,727	1,004,063
Total current liabilities	$17,143,636	31,897,836
Long-term debt, net of debt discount	18,550,502	18,029,005
Operating lease liabilities, noncurrent	6,251,038	7,093,165
Total liabilities	$41,945,176	57,020,006
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,230,881 shares issued and outstanding at September 30, 2021 and 150,000,000 shares authorized, and 98,852,696 shares issued and outstanding at December 31, 2020	12,523	9,885
Additional paid-in capital	417,098,261	349,358,378
Accumulated deficit	(339,473,031)	(304,093,338)
Accumulated other comprehensive loss	(8,967)	—
Total stockholders’ equity	77,628,786	45,274,925
Total liabilities and stockholders’ equity	$119,573,962	$102,294,931

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue from awards and licenses	$97,323	$1,230,621	$881,705	$3,279,026
Operating expenses:
Research and development	8,695,641	27,522,989	30,681,684	82,156,926
General and administrative	5,277,090	7,681,573	16,190,684	23,120,020
Total operating expenses	13,972,731	35,204,562	46,872,368	105,276,946
Operating loss	(13,875,408)	(33,973,941)	(45,990,663)	(101,997,920)
Other income (expense), net:
Other income (expense), net	12,033,031	(4,972)	11,790,328	4,005
Interest income (expense), net	(391,867)	(454,319)	(1,439,587)	(348,654)
Change in fair value of derivative liability	472,143	(211,000)	670,143	(211,000)
Foreign currency exchange gain (loss), net	(414,048)	(251,117)	(409,914)	(103,903)
Other income (expense), net	11,699,259	(921,408)	10,610,970	(659,552)
Net loss	$(2,176,149)	$(34,895,349)	$(35,379,693)	$(102,657,472)
Net loss per share, basic and diluted	$(0.02)	$(0.43)	$(0.29)	$(1.37)
Weighted average number of common shares outstanding, basic and diluted	125,209,985	81,879,119	122,234,847	75,037,418

Comprehensive loss:
Net loss	$(2,176,149)	$(34,895,349)	$(35,379,693)	$(102,657,472)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable debt securities	(3,513)	—	(8,967)	—
Total other comprehensive income (loss)	(3,513)	—	(8,967)	—
Total comprehensive loss	$(2,179,662)	$(34,895,349)	$(35,388,660)	$(102,657,472)